                                                                    EXHIBIT 99.1
FOR IMMEDIATE RELEASE

Xircom Announces Third-Quarter 2000 Results

Reports Revenues of $126.7 Million and Earnings of $.47 Per Share, Excluding Acquisition-Related Costs

THOUSAND OAKS, Calif., July 17, 2000 -- Xircom, Inc. (Nasdaq: XIRC) today reported net sales for the third quarter ended June 30, 2000, of $126.7 million, compared to $108.4 million for the same period last year. Net income, excluding acquisition-related costs, was $14.8 million, or $.47 per share, compared to $9.9 million, or $.39 per share, for the same period last year. Net sales for the first nine months of fiscal 2000 totaled $362.1 million, compared to the $308.8 million reported for the same period last year, and net income, excluding acquisition-related costs and unusual items, was $41.5 million, or $1.37 per share, compared to $26.9 million, or $1.06 per share, for the same period last year.

     Including acquisition-related costs and unusual items, net loss was $5.1 million, or $.17 per share, for the third quarter of fiscal 2000, and net income was $15.5 million, or $.51 per share, for the first nine months of fiscal 2000. Acquisition-related costs consist of the write-off of $19.5 million of in-process research and development acquired in the purchase of Omnipoint Technologies, Inc., completed on June 27, 2000, and ongoing amortization of goodwill and other acquisition-related intangibles from transactions completed in prior periods. Unusual items consist of a provision for customer insolvency recorded in the second quarter of fiscal 2000 and non-recurring acquisition-related transaction and transition charges recorded in the first quarter of fiscal 2000.

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                            Xircom Announces Third-Quarter 2000 Results - Page 2



     "We had very strong sequential revenue growth this quarter driven by shipments to our large enterprise customers. However, the most significant progress in the quarter came from the announcement of three new partnerships that accelerate our entrance into the wireless data market," said Dirk Gates, Xircom chairman, president and chief executive officer. "The acquisition of Omnipoint Technologies, Inc. and new partnerships with VoiceStream Wireless Corporation, Ericsson Mobile Communications AB, and Cisco Systems are designed to take us from being the leader in providing wired data access for mobile users to being the leader in providing wireless data access for mobile users. They also will allow us to capitalize on the explosive growth predicted for wireless Wide Area, Personal Area, and Local Area Networks."

About Xircom, Inc.

For over a decade mobile professionals around the world have relied on Xircom for access to their information anytime, anywhere. Xircom designs and develops innovative solutions that connect mobile users worldwide to corporate networks, the Internet, Intranets and other online resources. Xircom sells and supports its products in over 100 countries through distributors, resellers, electronic channels and global OEM partnerships. Headquartered in Thousand Oaks, Calif., with regional headquarters in Belgium, Japan and Singapore, Xircom has 1,800 employees worldwide and trailing four-quarter revenue of $478 million. Please visit http://www.xircom.com for more information.
             --------------
                                     # # #

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                            Xircom Announces Third-Quarter 2000 Results - Page 3


For more information contact:

Kristi Cushing
Xircom Investor Relations
(805) 376-9300
kcushing@xircom.com
http://www.xircom.com


Notice to Readers. This news release contains certain forward-looking statements based on current expectations that involve a number of risks and uncertainties, which could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the timing and success of new product introductions, the introduction and adoption of applicable wide area network wireless technologies by service providers, the introduction and adoption of wireless technologies which may compete with wireless technologies used by the Company, and the market acceptance by users of applicable wide area, personal area, and/or local area network wireless technologies. Other additional risks are described in the company's SEC reports on Form 10-Q for the quarters ended June 30, 2000 (to be filed subsequent to this release), March 31, 2000 and December 31, 1999, the company's report on Form 10-K for the fiscal year ended September 30, 1999, the company's reports on Form 8-K filed on March 24, 2000, January 19, 2000 and November 10, 1999, and the company's most recent registration statement on Form S-3 filed on December 22, 1999. Investor information may be found on Xircom's web site at www.xircom.com or on the SEC's EDGAR electronic filing database.

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                            Xircom Announces Third-Quarter 2000 Results - Page 4


                                 XIRCOM, INC.
          Condensed Consolidated Statements of Operations (Unaudited)
                 (In thousands, except per share information)


                                                                  Three months ended                Nine months ended
                                                                       June 30                           June 30
                                                               2000            1999                2000            1999
                                                               ----            ----                ----            ----
Net sales                                                   $126,706        $108,439             $362,067        $308,809
Cost of sales                                                 72,203          61,634              201,121         179,341
                                                            --------        --------             --------        --------
Gross profit                                                  54,503          46,805              160,946         129,468

Operating expenses:
    Research and development                                   8,845           6,520               25,054          17,508
    Sales and marketing                                       23,856          22,604               72,214          62,951
    General and administrative                                 4,851           3,671               13,986          10,679
    In-process research and development and
     other nonrecurring acquisition-related
     charges                                                  19,535               -               22,400               -
    Amortization of goodwill and other
       acquisition-related intangibles                           544               -                1,762               -
    Provision for customer insolvency                              -               -                4,150               -
                                                            --------        --------             --------        --------
          Total operating expenses                            57,631          32,795              139,566          91,138
                                                            --------        --------             --------        --------
Operating income (loss)                                       (3,128)         14,010               21,380          38,330
Other income, net                                              2,828             554                6,202           1,316
                                                            --------        --------             --------        --------
Income (loss) before income taxes                               (300)         14,564               27,582          39,646
Income tax provision                                           4,807           4,700               12,126          12,712
                                                            --------        --------             --------        --------

Net income (loss)                                           $ (5,107)       $  9,864             $ 15,456        $ 26,934
                                                            ========        ========             ========        ========
Diluted earnings (loss) per share                           $   (.17)       $    .39             $    .51        $   1.06
Diluted earnings per share, excluding
 acquisition-related costs and unusual items                $    .47        $    .39             $   1.37        $   1.06

Weighted average shares outstanding                           31,531          25,414               30,364          25,503
--------------------------------------------------------------------------------------------------------------------------
Net sales                                                      100.0%          100.0%               100.0%          100.0%
Gross profit                                                    43.0%           43.2%                44.5%           41.9%
Research and development                                         7.0%            6.0%                 6.9%            5.7%
Sales and marketing                                             18.8%           20.9%                20.0%           20.4%
General and administrative                                       3.8%            3.4%                 3.9%            3.4%
Acquisition-related costs and unusual items                     15.9%              -                  7.8%              -
                                                            --------        --------             --------        --------
                                                                45.5%           30.3%                38.6%           29.5%
Operating income (loss)                                         (2.5)%          12.9%                 5.9%           12.4%
Operating income, excluding acquisition-
 related costs and unusual items                                13.4%           12.9%                13.7%           12.4%

Net income (loss)                                               (4.0)%           9.1%                 4.3%            8.7%


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                            Xircom Announces Third-Quarter 2000 Results - Page 5


                                 Xircom, Inc.

                   Information Excluding Acquisition-Related
                      Costs And Unusual Items (Unaudited)
                 (In thousands, except per share information)


     The following supplemental information excludes acquisition-related costs and unusual items consisting of in-process research and development and other nonrecurring acquisition-related charges, ongoing amortization of goodwill and other acquisition-related intangibles, and provision for customer insolvency. This information is not prepared in accordance with generally accepted accounting principles.

                                                  Three months ended                   Nine months ended
                                                        June 30                             June 30
                                                  2000            1999                2000             1999
                                                  ----            ----                ----             ----
Operations excluding acquisition-related
  costs and unusual items:

  Operating expenses                            $ 37,552        $ 32,795             $111,254        $ 91,138

  Operating income                              $ 16,951        $ 14,010             $ 49,692        $ 38,330

  Net income                                    $ 14,836        $  9,864             $ 41,505        $ 26,934

  Diluted earnings per share                    $    .47        $    .39             $   1.37        $   1.06
-------------------------------------------------------------------------------------------------------------

  Operating expenses                                29.6%           30.3%                30.8%           29.5%

  Operating income                                  13.4%           12.9%                13.7%           12.4%

  Income tax rate                                   25.0%           32.3%                25.7%           32.1%

  Net income                                        11.7%            9.1%                11.5%            8.7%

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                            Xircom Announces Third-Quarter 2000 Results - Page 6



                                 Xircom, Inc.
                     Condensed Consolidated Balance Sheets
                                (In thousands)


                                                    (Unaudited)
                                                   June 30, 2000           September 30, 1999
                                                   -------------           ------------------
Current assets:
     Cash and short term investments                  $359,742                  $135,630
     Accounts receivable                                53,230                    38,012
     Income tax receivable                               1,102                       300
     Inventories                                        18,473                    23,563
     Deferred income taxes                              15,195                    15,195
     Other current assets                                6,792                     9,696
                                                      --------                  --------
Total current assets                                   454,534                   222,396
Property and equipment, net                             61,206                    40,536
Other assets                                            56,640                    12,564
                                                      --------                  --------
Total assets                                          $572,380                  $275,496
                                                      ========                  ========


Current liabilities:
     Notes payable                                    $      -                  $  9,138
     Accounts payable                                   20,408                    31,591
     Accrued liabilities                                47,309                    42,235
     Accrued income taxes                                    -                     3,952
                                                      --------                  --------
Total current liabilities                               67,717                    86,916
Deferred income taxes                                   14,321                    13,660

Shareholders' equity:
     Common stock                                           31                        24
     Paid-in capital                                   451,884                   151,925
     Retained earnings                                  38,427                    22,971
                                                      --------                  --------
Total shareholders' equity                             490,342                   174,920
                                                      --------                  --------
Total liabilities and shareholders' equity            $572,380                  $275,496
                                                      ========                  ========